UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 22, 2019

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2019, Winnebago Industries, Inc., Winnebago of Indiana, LLC and Grand Design RV, LLC (collectively, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Borrowers, the other loan parties party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”).

The Credit Agreement amends and restates in its entirety that certain Credit Agreement dated as of November 8, 2016 among the Borrowers, the other loan parties party thereto, the lenders party thereto from time to time and the Administrative Agent (the “Existing Credit Agreement”), which provided for a five-year asset-based lending credit facility of up to $165.0 million.

Among other things, the new Credit Agreement increases the maximum commitments available under the credit facility by $27.5 million to $192.5 million and extends the maturity date to October 22, 2024, subject to certain factors which may accelerate the maturity date.

The Borrowers’ obligations to repay amounts borrowed under the Credit Agreement are secured by liens on substantially all of the assets of the Borrowers and certain of their subsidiaries, and the amount available for borrowing under the Credit Agreement is limited to the lesser of the facility total and the calculated borrowing base, which is based on stipulated loan percentages applied to eligible trade accounts receivable and eligible inventories of the Borrowers. Borrowings under the Credit Agreement, subject to availability, may be made at the election of the Borrowers based on various rates plus specific spreads depending on the amount of borrowings outstanding. The Borrowers currently pay interest on borrowings under the Credit Agreement at a floating rate based upon LIBOR plus 1.25%, as well as a commitment fee of 0.25% on the average daily amount of the facility available, but unused. The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, limitations and events of default, consistent with the Existing Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Credit Agreement, the Existing Credit Agreement was terminated on October 22, 2019. No penalties were paid in connection with the termination of the Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 2.03 by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement dated as of October 22, 2019 among Winnebago Industries, Inc., Winnebago of Indiana, LLC and Grand Design RV, LLC, the other loan parties party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	October 23, 2019	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Vice President, General Counsel and Corporate Secretary